Globalink Ltd. Announces Current Company Activities and Future Developments

(via Thenewswire.ca)

VANCOUVER, BC, Canada / TNW-ACCESSWIRE / June 24, 2014 / Globalink, Ltd. (OTC: GOBK) ("Globalink"), announces that Globalink Ltd. and China Xuzhou Shizhen Biotech Co. Ltd. has signed a sino-foreign joint venture contract and has formed and registered a local joint-venture company, Globalink (Jiangsu) Biotech Limited Liability Company in Pizhou, Jiangsu Province, to further Globalink's participation into the physical and mental health maintenance program, offered by products derived from gingko leaf extractions. The new joint-venture company subsequently has signed supply contracts with local governments for the supply of gingko leaves. Purchase contracts were also signed with local wholesalers to consume 60% of all products the JV company produce. Globalink Ltd. holds 80% interest while the local company holds 20% interest.

About Globalink, Ltd.

Globalink, was incorporated in the State of Nevada on February 3, 2006. Until recently, Globalink has focused its efforts in the Internet Hotel booking services arena. Globalink has developed a proprietary online hotel-booking program for connecting users with available rooms in hotels across the world. Globalink now is also focusing on the development of the health maintenance system as a result of the presented opportunity to be able to supply 20% of the world's demand of the gingko leaf raw material for extraction.

Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements are subject to risks, uncertainties and assumptions and are identified by words such as "expects", "intends", "estimates", "projects", "anticipates", "believes", "could", and other similar words. All statements addressing product performance, events, or developments that Globalink, Ltd. expects or anticipates will occur in the future are forward-looking statements. Because the statements are forward-looking, they should be evaluated in light of important risk factors and uncertainties, some of which are described in Globalink, Ltd.'s Quarterly and Annual Reports filed with the United States Securities and Exchange Commission (the "SEC") and British Columbia Securities Commission (the "SEDAR"). Should one or more of these risks or uncertainties materialize, or should any of Globalink, Ltd.'s underlying assumptions prove incorrect, actual results may vary materially from those currently anticipated. In addition, undue reliance should not be placed on Globalink, Ltd.'s forward-looking statements. Except as required by law, Globalink, Ltd. disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. No stock exchange, securities commission or other regulatory body has reviewed nor accepts responsibility for the adequacy or accuracy of this release. Investors are advised to carefully review the reports and documents that Globalink, Ltd. files from time to time with the SEC and SEDAR, including its Annual, Quarterly and Current Reports.

Contact:

Robin Young, President

(604) 828-8822

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